SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): February 14, 2005


                                   EPLUS INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

                  Delaware                000-28926           54-1817218
               --------------          --------------       --------------
     (State or other jurisdiction  (Commission File Number) (IRS Employer
              of incorporation)                             Identification No.)

            13595 Dulles Technology Drive, Herndon, Virginia 20171-3413
               -----------------------------------------------------
          (Address, including zip code, of principal executive office)

                                 (703) 984-8400
                                 --------------
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[   ]   Written communications pursuant to Rule 425  under  the  Securities  Act
        (17 CFR 230.425)

[   ]   Soliciting  material  pursuant to Rule  14a-12  under  the  Exchange Act
        (17 CFR 240.14a-12)

[   ]   Pre-commencement  communications pursuant  to Rule  14d-2(b)  under  the
        Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement  communications  pursuant to  Rule 13e-4(c)  under  the
        Exchange Act (17 CFR 240.13e-4(c))



















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Item 8.01  Other Events

On February 14, 2005, ePlus inc. (the "Company") issued a press release announcing the settlement of its patent-infringement litigation against Ariba, Inc. On February 7, 2005 Ariba, Inc. was found liable by a jury for willfully infringing three U.S. patents held by the Company. On February 12, 2005, the Company settled the patent-infringement suit through a mutual settlement and license agreement ("the Agreement"). The Agreement provides that the Company will receive, by March 31, 2005, a total of $37 million for the license of its patents. A copy of a press release issued on February 14, 2005, announcing the foregoing, is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c)     Exhibits

99.1    Press Release dated February 14, 2005 issued by ePlus inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              ePlus inc.


                                              By: /s/ Steven J. Mencarini
                                                  ------------------------------
                                                  Steven J. Mencarini
Date: February 17, 2005                           Chief Financial Officer